Exhibit 21.1

Waters Corporation and Subsidiaries

12/31/2018

Waters Corporation (Delaware)

        Waters Technologies Corporation (Delaware)

                Environmental Resource Associates, Inc. (Colorado)

                TA Instruments-Waters LLC (Delaware)

                Waters AG (Switzerland)

                Waters Australia PTY LTD. (Australia)

                Waters India Pvt. Ltd.

                Waters Limited (Canada)

                Waters SA de CV (Mexico)

                Waters SAS (France)

                Waters Sverige AB (Sweden)

                Waters Technologies do Brasil Ltda (Brazil)

                Milford International Limited (UK) (1)

                Waters Global International Limited (Cayman) (1)

                Waters Global Limited (UK) (1)

                Waters Global Technologies Limited (UK) (1)

                Waters Milford Limited (UK) (1)

                Waters Technologies International Limited (Cayman) (1)

                Waters Asia Limited (Delaware)

                        Waters A/S (Denmark)

                        Waters China Ltd. (Hong Kong)

                        Waters Cromatografia SA (Spain)

                        Waters Korea Limited (Korea)

                        Waters NV (Belgium)

                        Waters Technologies (Shanghai) Ltd (China)

                        Waters Ges.MBH (Austria)

                                 Waters Kft (Hungary)

                                 Waters O.O.O. (Russia)

                                 Waters Sp.Zo.o (Poland)

                        Waters Pacific Pte Ltd. (Singapore)

                                 Waters Analytical Instruments Sdn Bhd (Malaysia)

                        Waters Holdings LLC (Delaware)

                                 Nihon Waters K.K. (Japan)

                                 TA Instruments Japan, Inc. (Japan)

                                 Waters SpA (Italy)

                                 Waters European Investments LLC

                                         Manchester International Limited

                                         Melbourne International Limited

                                         Milford International Limited

                                         MM European Holdings LLP (UK) (1)

                                         Waters Celtic Holdings Ltd. (Ireland)

                                                 Waters Chromatography Ireland Ltd. (Ireland)

                                                 Waters Technologies Ireland Ltd. (Ireland)

                                                         Waters Romania Srl

                                                         Waters GmbH (Germany)

                                                                 Expert Systems Solutions Srl (Italy) (1)

                                         Waters Luxembourg SARL (Luxembourg)

                                                 Waters (TC) Israel Ltd. (Israel)

                                                 Micromass Holdings Ltd. (UK)

                                                         ULSP BV (Netherlands)

                                                         Waters Chromatography BV (Netherlands)

                                                         Waters Chromatography Europe BV (Netherlands)

                                                         Waters Tech. LC-MS Unapessol Lda (Portugal)

                                                         Micromass Ltd. (UK)

                                                                 PRA Europe Limited (UK) (1)

                                                                 Waters Limited (UK)

                                                                 Micromass UK Ltd. (UK)

                                                                          Waters Research Center Kft (Hungary)

                                                                          MPE Orbur Group Ltd. (UK)

                                                                                  Midland Precision Equipment Co. Ltd. (UK)

All Subsidiaries are 100% owned unless otherwise indicated

(1) Dormant